Chimerix Announces New Directors

DURHAM, NC – June 23, 2014 – Chimerix, Inc. (Nasdaq: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, today announced the addition of five new directors to its Board. Elected as a new class I director by our stockholders at our 2014 Annual Meeting of Stockholders held on June 20, 2014 was M. Michelle Berrey, M.D., M.P.H., who was named President and CEO of Chimerix in April 2014. Appointed by our Board of Directors to fill vacancies in class II and class III of our Board of Directors were, James M. Daly, Catherine L. Gilliss, Ph.D., R.N., FAAN, John M. Leonard, M.D., and C. Patrick Machado.

Ernest Mario, PhD, Chairman of the Board of Directors at Chimerix, said, “I am pleased to welcome to our Board these highly-qualified directors, who have significant experience in the areas of biotechnology and healthcare. Their wide range of expertise, which includes research and development, commercial operations and global marketing will be invaluable to Chimerix, and we look forward to their contributions to the Company’s continued success. I want to express our thanks to our outgoing directors, Farah Champsi, Wende Hutton, and Arthur M. Pappas, for their service to the Company and to its stakeholders.”

New Directors’ Education and Experience

Dr. M. Michelle Berrey joined Chimerix in 2012 as Chief Medical Officer and was named President and Chief Executive Officer in April 2014.  Prior to joining Chimerix, Dr. Berrey was Chief Medical Officer at Pharmasset, Inc., a company that focused on the development of nucleotide analogs for the treatment of hepatitis C, from 2007 until its acquisition by Gilead Sciences, Inc. in January 2012.  Dr. Berrey's expertise includes the design, early development, medical governance, clinical strategy and product life cycle management of antiviral compounds.  Previously, Dr. Berrey served as Vice President, Viral Diseases, Clinical Pharmacology & Discovery Medicine at GlaxoSmithKline, where she was responsible for the early development of compounds for the treatment of HIV, hepatitis viruses and hepatic fibrosis.  Dr. Berrey received her M.D. from the Medical College of Georgia and her M.P.H. from Emory University.  She completed her internship and residency in Internal Medicine at the University of North Carolina at Chapel Hill, and was a Senior Fellow in Infectious Diseases at the University of Washington, Seattle, where she conducted research in HIV transmission and acute HIV infection.  She is Board Certified in Internal Medicine and Infectious Diseases.

C. Patrick Machado is a co-founder of Medivation, Inc., a biopharmaceutical company, and has served on its Board of Directors since April 2014. Prior to his retirement in April 2014, Mr. Machado served as Medivation’s Chief Financial Officer since its inception in September 2003 and as its Chief Business Officer since December 2009. From 1998 until 2001, Mr. Machado was employed by ProDuct Health, Inc., a privately-held medical device company, as Vice President, Chief Financial Officer and General Counsel from 1998 to 2000, and as Senior Vice President and Chief Financial Officer from 2000 to 2001. From 2001 until 2002, Mr. Machado served as a consultant to Cytyc Corporation, to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

James M. Daly currently serves as Executive Vice President and Chief Commercial Officer at Incyte Corporation, a biopharmaceutical company, a position he has held since October 2012. Prior to joining Incyte, Mr. Daly served as Senior Vice President of North America Commercial Operations and Global Marketing/Commercial Development at Amgen Inc., a global pharmaceutical company, where he was employed from January 2002 to December 2011. Prior to his employment with Amgen, Mr. Daly was Senior Vice President and General Manager of the Respiratory/Anti-infective business unit at GlaxoSmithKline, where he was employed from June 1985 to December 2001. Mr. Daly is a pharmacist and received his B.S. and M.B.A. degrees from the University of Buffalo, The State University of New York.

Catherine L. Gilliss, PhD, R.N., FAAN, currently serves as the Dean and Helene Fuld Health Trust Professor of Nursing at the Duke University School of Nursing and Vice Chancellor for Nursing Affairs at Duke University. Dr. Gilliss was appointed Dean in 2004, and under her leadership, Duke has become one of the top schools of nursing in the nation. While at Duke, Dr. Gilliss has presided over several transformative initiatives, including the approval and implementation of two new doctoral degree programs: the PhD in Nursing degree program and the Doctor of Nursing Practice program. Dr. Gilliss serves as co-director of the federally-funded Graduate Nurse Education Demonstration designed to increase the numbers of advanced practice nurses able to provide care to the growing Medicare population. Dr. Gilliss has also focused on translational science and innovative models of health care delivery, and serves as the Director of the Duke Translational Nursing Institute. From 1998 until 2004, she was a professor and the Dean at the Yale University School of Nursing. Dr. Gilliss has served as President of the National Organization for Nurse Practitioner Faculties and the American Academy of Nursing. She is a member of the North Carolina Institute of Medicine. Dr. Gilliss earned her Masters of Nursing from the Catholic University of America and her PhD from the University of California, San Francisco, where she also completed postdoctoral studies.

John M. Leonard, M.D. served as the Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc., a global pharmaceutical company, from its spin-out from Abbott Laboratories in January 2013 until retiring from those positions at the end of 2013. Prior to the formation of AbbVie, Dr. Leonard served as Senior Vice President of Global Pharmaceutical Research and Development at Abbott from 2008 to 2012. He has over 30 years of combined experience in medicine, research and management, serving in various roles at Abbott beginning in 1992. Dr. Leonard earned a Bachelor's Degree in Biochemistry from the University of Wisconsin at Madison and a Doctorate in Medicine from Johns Hopkins University in Baltimore, MD. Dr. Leonard completed an Internship and Residency in Internal Medicine at Stanford University Hospital followed by a Postdoctoral Fellowship in Molecular Virology at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health.

About Chimerix

Chimerix is a biopharmaceutical company dedicated to developing and commercializing novel, oral antivirals in areas of high unmet medical need. Chimerix's proprietary technology has given rise to brincidofovir (CMX001), a clinical-stage nucleotide analog lipid-conjugate which has demonstrated potent antiviral activity and safety in convenient, orally administered dosing regimens. Chimerix is currently enrolling SUPPRESS, a Phase 3 study of brincidofovir for the prevention of cytomegalovirus infection in HCT recipients; in addition, Chimerix is enrolling the pilot portion of a Phase 3 study of brincidofovir for treatment of disseminated adenovirus infection. Chimerix is working with the Biomedical Advanced Research and Development Authority to develop brincidofovir as a medical countermeasure against smallpox. For further information, please visit Chimerix's website, www.chimerix.com.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Chimerix's filings with the Securities and Exchange Commission, including without limitation its most recent Quarterly Report on Form 10-Q, its most recently filed reports on Form 8-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Chimerix undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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CHIMERIX CONTACT:

Joseph T. Schepers

Executive Director, Investor Relations and Corporate Communications

ir@chimerix.com

919-287-4125

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146